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                                                                      EXHIBIT 21
                       SUBSIDIARIES OF H&R BLOCK, INC.

     The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:

                                              JURISDICTION IN
          NAME                                WHICH ORGANIZED
          ----                                ---------------
H&R Block Group, Inc....................      Delaware (1)
Block Investment Corporation............      Delaware (1)
Bay Colony, Ltd.........................      Virginia (1)
HRB Management, Inc.....................      Missouri (2)
H&R Block Tax Services, Inc.............      Missouri (2)
H&R Block Eastern Tax Services, Inc.....      Missouri (3)
H&R Block of Dallas, Inc................      Texas (3)
HRB Partners, Inc.......................      Delaware (4)
H&R Block and Associates, L.P...........      Delaware (5)
HRB Royalty, Inc........................      Delaware (3)
BWA Advertising, Inc....................      Missouri (3)
H&R Block Canada, Inc...................      Canada (3)
H&R Block (Nova Scotia), Incorporated...      Nova Scotia (6)
H&R Block (Guam), Inc...................      Guam (3)
H&R Block Limited.......................      New South Wales (7)
H&R Block The Income Tax People Limited.      New Zealand (3)
Block Financial Corporation.............      Delaware (2)
Franchise Partner, Inc..................      Nevada (8)
Block Financial Services Company........      Utah (8)
Chach Key Corporation...................      Utah (8)
Companion Mortgage Corporation..........      Delaware (8)
MECA Sub - LFOD, Ltd....................      New Hampshire (8)
Block Mortgage Company, L.L.C...........      Virginia (9)
CompuServe Corporation..................      Delaware(10)
CompuServe Incorporated.................      Ohio (11)
CompuPlex Incorporated..................      Ohio (12)
CompuServe Ventures Incorporated........      Ohio (12)
CompuServe Works of Wonder, Inc.........      Ohio (12)
CompuServe Systems Integration
  Group Southwest, Inc..................      Texas (12)
CompuServe Canada Limited...............      Canada (12)
CompuServe Consulting Services
  (UK) Limited..........................      United Kingdom (12)
CompuServe Information Services
  (UK) Limited..........................      United Kingdom (12)
CompuServe Information Services GMBH....      Germany (12)
CompuServe Information Services AG......      Switzerland (12)
CompuServe Information Systems SARL.....      France (12)
CompuServe AB...........................      Sweden (12)
CompuServe Information Services, B.V....      The Netherlands (12)
CompuServe International Pty, Ltd.......      Australia (12)
CNS Information (S) Pte Ltd.............      Singapore (12)
Spry, Inc...............................      Washington (12)
Spry Soft, Inc..........................      Washington (13)
Network Publishing Inc..................      Utah (14)
Access Technology, Inc..................      Massachusetts (15)
Companion Insurance, Ltd................      Bermuda (15)
HRB Investment, Inc.....................      Delaware (15)
PM Industries, Inc......................      Kansas (15)

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Notes to Subsidiaries of H&R Block, Inc.:

(1)  Wholly owned subsidiary of H&R Block, Inc.
(2)  Wholly owned subsidiary of H&R Block Group, Inc.
(3)  Wholly owned subsidiary of H&R Block Tax Services, Inc.
(4)  Wholly owned subsidiary of H&R Block of Dallas, Inc.
(5) Limited partnership in which H&R Block Tax Services, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner
(6)  Wholly owned subsidiary of H&R Block Canada, Inc.
(7)  Wholly owned subsidiary of HRB Royalty, Inc.
(8)  Wholly owned subsidiary of Block Financial Corporation
(9) Limited liability company in which Bay Colony, Ltd. has a 99% membership interest and Block Financial Corporation has a 1% membership interest
(10) 80.1%-owned subsidiary of H&R Block Group, Inc.
(11) Wholly owned subsidiary of CompuServe Corporation
(12) Wholly owned subsidiary of CompuServe Incorporated
(13) Wholly owned subsidiary of Spry, Inc.
(14) 55%-owned subsidiary of CompuServe Incorporated
(15) Wholly owned subsidiary of HRB Management, Inc.











Exhibit 21 (Continued)